EXHIBIT 1 – JOINT FILING AGREEMENT

Pursuant to 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to join in the filing on behalf of each of them of a Statement on Schedule 13G and any and all amendments thereto, and that this Agreement be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated as of June 21, 2013	Scoggin Capital Management II LLC

By: Scoggin LLC, as Investment Manager

By: /s/ Craig Effron
Name: Craig Effron
Title: Member

Dated as of June 21, 2013	Scoggin International Fund, Ltd.

By: Scoggin LLC, as Investment Manager

By: /s/ Craig Effron
Name: Craig Effron
Title: Member

Dated as of June 21, 2013	Scoggin LLC

By: /s/ Craig Effron
Name: Craig Effron
Title: Member

Dated as of June 21, 2013	Scoggin Worldwide Fund, Ltd.

By: Old Bellows Partners LP, as Investment Manager

By: Old Bell Associates LLC, as General Partner

By: /s/ A. Dev Chodry
Name: A. Dev Chodry
Title: Managing Member

Dated as of June 21, 2013	Old Bellows Partners LP

By: Old Bell Associates LLC, as General Partner
By: /s/ A. Dev Chodry
Name: A. Dev Chodry
Title: Managing Member

Dated as of June 21, 2013	Old Bell Associates LLC

By: /s/ A. Dev Chodry
Name: A. Dev Chodry
Title: Managing Manager

Dated as of June 21, 2013	/s/ A. Dev Chodry
A. Dev Chodry

Dated as of June 21, 2013	/s/ Craig Effron
Craig Effron

Dated as of June 21, 2013	/s/ Curtis Schenker
Curtis Schenker